Exhibit 10.5

SECOND AMENDMENT TO SALE AND PURCHASE AGREEMENT

This Second Amendment to the Sale and Purchase Agreement (“Second Amendment”) is dated as of March 20, 2008, between CITGO Asphalt Refining Company, a New Jersey general partnership, with offices at 1293 Eldridge Parkway, Houston, Texas 77077 (“Seller”) and NuStar Asphalt Refining, LLC, a Delaware limited liability company, with offices at 2330 North Loop 1604 West, San Antonio, Texas 78248 (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Sale and Purchase Agreement dated as of November 5, 2007, as amended (the “Purchase Agreement”);

WHEREAS, all capitalized terms used but not defined herein shall have their respective meanings set forth in the Purchase Agreement; and

WHEREAS, Seller and Buyer desire to modify certain provisions of the Purchase Agreement;

NOW, THEREFORE, Seller and Buyer agree as follows:

1. Amendment.

(a) Section 3.8(a) of the Seller Disclosure Schedule of the Purchase Agreement regarding Material Contracts is hereby amended and replaced with Exhibit A attached hereto.

(b) Section 3.11 of the Seller Disclosure Schedule of the Purchase Agreement regarding environmental issues is hereby amended and replaced with Exhibit B attached hereto.

(c) Section 3.12 of the Seller Disclosure Schedule of the Purchase Agreement regarding pending or threatened Litigation is hereby amended and replaced with Exhibit C attached hereto.

(d) Section 3.18 of the Seller Disclosure Schedule of the Purchase Agreement regarding customer and supplier relations is hereby amended and replaced with Exhibit D attached hereto.

(e) Section 3.21 of the Seller Disclosure Schedule of the Purchase Agreement regarding insurance is hereby amended and replaced with Exhibit E attached hereto.

(f) Section 3.22 of the Seller Disclosure Schedule of the Purchase Agreement regarding Assumed Contracts is hereby amended and replaced with Exhibit F attached hereto.

(g) Schedule 2.1(e) of the Purchase Agreement regarding rolling stock is hereby amended and replaced with Exhibit G attached hereto.

(h) Schedule 2.4(a) of the Purchase Agreement regarding Seller third person consents and authorizations is hereby amended and replaced with Exhibit H attached hereto.

(i) Schedule 2.5 of the Purchase Agreement regarding Inventory is hereby amended and replaced with Exhibit I attached hereto.

(j) Schedule 2.7(c) of the Purchase Agreement regarding Specific Retained Obligations is hereby amended and replaced with Exhibit J attached hereto.

(k) Schedule 5.1 of the Purchase Agreement regarding Operation of the Business is hereby amended and replaced with Exhibit K attached hereto.

(l) Schedule 6.1 of the Purchase Agreement regarding Employees is hereby amended and replaced with Exhibit L attached hereto.

(m) Schedule 6.2(a) of the Purchase Agreement regarding employment offers is hereby amended and replaced with Exhibit M attached hereto.

(n) Schedule 8.3(g) of the Purchase Agreement regarding Necessary Third-Party Consents and Authorizations is hereby amended and replaced with Exhibit N attached hereto.

2. Miscellaneous.

(a) Except as expressly set forth herein, the Purchase Agreement shall remain in fill force and effect and is hereby in all respects ratified and confirmed.

(b) The Purchase Agreement, as amended by this Second Amendment, sets forth the entire understanding of Seller and Buyer with respect to the subject matter thereof and hereof.

(c) This Second Amendment shall be governed by and construed under the laws of the State of Texas applicable to agreements made and to be performed entirely within the State of Texas, without giving effect to any of its principles of conflicts of laws which would require the application of the laws of another jurisdiction.

(d) This Second Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same document.

(e) For purposes of Section l0.2(c)(i) of the Purchase Agreement, the parties hereto agree that any Losses Buyer suffers or incurs as a result of any matters disclosed in the amendments to the Seller Disclosure Schedule of the Purchase Agreement made pursuant to Sections 1(a), (b), (c), (d), (e) and (f) of this Amendment shall constitute Permitted Schedule Update Losses.

(f) On January 10, 2008, Seller and Buyer entered into that certain Services and Indemnity Agreement under which, among other things, Seller agreed to indemnify Buyer against any and all Claims or Losses arising out of or related to the Cape May Agreements, or the Cape May Arbitration (as such terms are defined in the Services and Indemnity Agreement). Seller and Buyer acknowledge and agree that the rights of Buyer under or pursuant to the Services and Indemnity Agreement shall not be limited or prejudiced in any way by the identification of the Cape May Agreements on Exhibit B (Permitted Exceptions) to the deed conveying the Paulsboro Refinery from Seller to Buyer to be delivered at Closing.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment effective as of the date first above written.

CITGO ASPHALT REFINING COMPANY

By:	CITGO PETROLEUM CORPORATION, General Partner

By:	/s/ Philip J. Reedy

Name:	Philip J. Reedy
Title:	Vice President, Finance

By:	CITGO East Coast Oil Corporation, General Partner

By:	/s/ Dean Hasseman

Name:	Dean Hasseman
Title:	Assistant Secretary

NUSTAR ASPHALT REFINING, LLC

By:	/s/ Michael H. Hoeltzel

Name:	Michael H. Hoeltzel
Title:	Senior Vice President